UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

 Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DIGITAL TURBINE, INC.

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 9, 2016

To Our Stockholders:

The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. will be held on Wednesday, March 9, 2016, at 10 a.m., Pacific time, at 11355 W. Olympic Blvd, Los Angeles, CA 90064 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect seven directors to serve on our board of directors for a one-year term ending as of our annual meeting of stockholders in fiscal year 2017;

2.	To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “Say-on-pay”;

3.	To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016; and

4.	Transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 11, 2016 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.

All stockholders are urged to attend our Annual Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

February 11, 2016	By order of the Board of Directors
Austin, Texas

William Stone
Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the Fiscal Year 2016
Annual Meeting of Stockholders to be Held on March 9, 2016

Our Proxy Statement, Annual Report on Form 10-K, and proxy card are available on the Internet at
http://www.proxyvote.com

1300 Guadalupe Street Suite #302
Austin, Texas 78701
(512) 387-7717

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 9, 2016

INTRODUCTION

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Wednesday, March 9, 2016, beginning at 10 a.m., local time, at 11355 W. Olympic Blvd, Los Angeles, CA 90064, and at any and all adjournments or postponements thereof (our “annual meeting”). At our annual meeting, stockholders will be asked to consider and vote upon the following proposals: (i) seven (7) directors to serve on our board of directors for a one-year term ending as of our annual meeting of stockholders in fiscal year 2017; (ii) the approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “Say-on-pay”; (iii) the ratification and appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016; and (iv) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about February 16, 2016.

INFORMATION CONCERNING SOLICITATION AND VOTING

Board Recommendation

Our board of directors recommends that our stockholders vote FOR approval of the election of the seven director nominees, FOR the advisory “Say-on-pay” proposal, and FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

Record Date, Outstanding Shares, and Quorum

Only holders of records of our common stock and our preferred stock at the close of business on January 11, 2016 (the “Record Date”) are entitled to notice of and to vote at our annual meeting and any adjournments thereof. As of the Record Date, 66,074,519 shares of our common stock and 100,000 shares of preferred stock, which are convertible into 20,000 shares of common stock, were issued and outstanding.

Holders of our common stock are entitled to one vote at the annual meeting for each share of common stock held that was issued and outstanding as of the Record Date. The Series A preferred stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Series A preferred stock under law or the General Corporation Law of the State of Delaware.

The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock and preferred stock, voting together as a class, will constitute a quorum for the transaction of business at our annual meeting. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting.

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How to Vote

Voting in Person

All stockholders as of the close of business on January 11, 2016 can attend the annual meeting. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. You may vote at the annual meeting if you are a stockholder of record (your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the annual meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee, and bring it to the meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

Voting by Proxy

We request that our stockholders complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All properly executed proxies that we receive prior to the vote at the annual meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly executed proxies that we receive prior to the vote at the annual meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our board of directors.

If your shares are held in street name, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the annual meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 1300 Guadalupe Street Suite #302, Austin. TX 78701, (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date, or (iii) voting in person at the annual meeting. Merely attending the annual meeting will not revoke your proxy. All revocations of your proxy must be received prior to the voting of your shares at the annual meeting. Voting in person at the annual meeting will replace any previous votes submitted by proxy. If the annual meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Voting Your Shares

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares

•	FOR the director nominees (Proposal 1),

•	FOR the advisory Say-on-pay proposal (Proposal 2), and

•	FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2016 (Proposal 3).

The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Votes Required

The directors will be elected by a plurality of the voting power of our common stock and preferred stock, voting together as a single class on an as-converted to common stock basis, present, in person or by proxy, at the annual meeting (Proposal 1).

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The affirmative vote of a majority of the voting power of our common and preferred stock, voting together as a single class on an as-converted to common stock basis, present, in person or by proxy, at the annual meeting is required to approve the advisory Say-on-pay proposal, and to ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2016 (Proposals 2 and 3, respectively).

Withholding Your Vote, Abstentions, and Broker Non-Votes

In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but such abstention will have the effect of a vote “AGAINST” the proposal.

A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. A bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the advisory Say-on-pay proposal are deemed non-routine matters; consequently, absent instructions from you, your broker may not vote your shares on the election of the directors and the advisory Say-on-pay proposal (Proposals 1 and 2). Your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3). A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not counted as a vote cast on any non-routine matter presented at the annual meeting.

Proxy Solicitation

We will bear the entire cost of solicitation of proxies from our stockholders, including preparation, assembly, printing, and mailing of this proxy statement and the proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or preferred stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, employees, or agents of our company in person or by telephone or other means of communication. No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.

Householding of Proxy Materials

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Other Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before our annual meeting. However, if other matters incident to the conduct of the annual meeting are properly presented at the annual meeting or any adjournment, postponement, or continuation of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information Concerning Current Directors and Nominees

Our Board has seven members, all of whose terms expire at our annual meeting. All directors are nominated for reelection to a term that will expire at our fiscal year 2017 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Governance Committee (“Governance Committee”) and our Board that he has demonstrated: an ability to make meaningful contributions to our Board; relevant business experience; strong communication and analytical skills; a reputation for honesty and ethical conduct; excellent decision-making ability; and good judgment. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

While management presently has no knowledge that the nominees will refuse or be unable to serve as directors for the prescribed term, the accompanying proxy card grants the proxy holders the power to vote the proxy for substitute nominees in the event that the nominees become unavailable to serve.

The current board members, each of whom is a nominee, are as follows:

NAME	AGE	POSITION
Robert Deutschman(1)	58	Chairman of the Board & Nominee
Craig Forman(4)	54	Current Director & Nominee
Jeffrey Karish(2)	42	Current Director & Nominee
Christopher Rogers(3)	57	Current Director & Nominee
Paul Schaeffer(4)	69	Current Director & Nominee
William G. Stone III	47	Chief Executive Officer, Current Director & Nominee
Mohan S. Gyani(5)	64	Current Director & Nominee

(1)	Chairman of our Audit Committee, Member of our Governance Committee

(2)	Chairman of our Compensation Committee, Member of our Governance Committee

(3)	Member of our Audit Committee and our Compensation Committee

(4)	Member of our Audit Committee

(5)	Member of our Compensation Committee

Director Nominees

Robert Deutschman. Mr. Deutschman joined our Board of Directors on May 23, 2013 and was appointed Chairman of the Board in December 2014. Mr. Deutschman joined the Cappello Group, Inc., a merchant bank, in 1999 and has served as Vice Chairman, since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman holds a Bachelor of Arts degree from Haverford College, with honors, and a Juris Doctor from Columbia University School of Law, where he was a Harlan Fiske Stone scholar. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2015, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman also serves on the boards of the RAND Center for Corporate Ethics and Governance and, until October 2014 also served on the board of the Brookfield DTLA Fund Office Trust Investor, Inc. The board of directors appointed Mr. Deutschman to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.

Craig Forman. Mr. Forman joined our Board of Directors on March 6, 2015. Mr. Forman previously served as the executive chairman of the board of directors of Appia until March 2015. Mr. Forman is a private investor and entrepreneur, a former media, technology and telecommunications executive and former Wall Street Journal bureau chief and foreign correspondent. From March 2006 to May 2009, Mr. Forman served as President of Value Added Services and subsequently as President of Access & Audience at EarthLink Inc. where he also led such shared

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services as Operations, Information Technology and Customer Support. Prior to joining EarthLink, Mr. Forman was a senior executive at Yahoo Inc., where he had served since February 2004 as head of that Internet portal company’s Media and Information businesses. Since 2009, Mr. Forman has served as a director on a variety of public and private company boards. Mr. Forman is currently a director of McClatchy Co., a leading U.S. newspaper and information company (NYSE: MNI) and Yellow Media Ltd. (TSE:Y), a leading Canadian digital media and marketing solutions company. In July 2015, Mr. Forman was appointed as a director of YuMe Inc., where he was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Forman has a master’s degree in law from Yale and an undergraduate degree from Princeton. The board of directors appointed Mr. Forman to serve as a director based on his extensive general management experience and his leadership acumen in technology and product management, although the board noted specifically his experience in telecommunications and media.

Jeffrey Karish. Mr. Karish has been a member of our Board of Directors since May 23, 2013. Mr. Karish is a Director at the Heritage Group, a private holding and investment company with a broad mandate, but a focus on healthcare and medical research. Mr. Karish is the former President of Windsor Media LLC, private investment and holding company. At Windsor, Mr. Karish built an extensive private equity and early stage venture capital portfolio. He also led investment management of a significant portfolio of fixed income assets. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo with a primary focus in strategic growth initiatives and M&A. Prior to Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish currently sits on the board of another public company, Banc of California. Mr. Karish holds a J.D. from Harvard University, a Masters of Philosophy in International Relations from Cambridge University, and a B.A. in History from U.C. Berkeley. The board of directors appointed Mr. Karish to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.

Christopher Rogers. Mr. Rogers has been a member of our Board of Directors since May 2012. Mr. Rogers is a partner at Lumia Capital. Previously he has served as Senior Vice President, Corporate Development and Spectrum, of Sprint Nextel Corporation where he evaluated and executed strategic initiatives, including mergers, acquisitions, divestitures, equity investments and joint ventures within the mobile communication and e-commerce sectors. He also was responsible for management and oversight of wireless spectrum licenses and Sprint Nextel’s investment portfolio of emerging technology start-ups. Prior to its merger with Sprint in 2005, Rogers was Co- Founder and Senior Vice President of Nextel Communications, Inc. as well as Co-Founder of FleetCall. Communications, the predecessor to Nextel Communications, and Founder and Chairman of Dispatch Communications, Inc., which was sold to Fleet Call/Nextel in 1993. Mr. Rogers holds a Juris Doctor in Communications Law and has served as a Director on multiple public and private company Boards and as a Director for several Washington, DC-based philanthropic organizations. The board appointed Mr. Rogers to serve as a director based on the entirety of his experience and skills, although the Board specifically noted his extensive communications expertise, particularly in strategy, mergers and acquisitions and licensing, and as well as his deep managerial and corporate development experience.

Paul Schaeffer. Mr. Schaeffer has been a member of our Board of Directors since August 2007. He is the Vice Chairman, Chief Operating Officer and Co-Founder of Mandalay Entertainment Group. Along with Peter Guber, Mr. Schaeffer is responsible for all aspects of Mandalay Entertainment Group’s motion picture and television business, focusing primarily on the corporate and business operations. Prior to forming Mandalay Entertainment Group, Mr. Schaeffer was the Executive-Vice President of Sony Pictures Entertainment (“SPE”), overseeing the worldwide corporate operations for SPE including Worldwide Administration, Financial Affairs, Human Resources, Corporate Affairs, Legal Affairs and Corporate Communications. Mr. Schaeffer is a member of the Academy of Motion Pictures, Arts, & Sciences. A veteran of 20 years of private law practice, Mr. Schaeffer joined SPE from Armstrong, Hirsch and Levine, where he was a senior partner working with corporate entertainment clients. He also spent time as an accountant with Arthur Young & Company in Philadelphia. He graduated from the University of Pennsylvania Law School and received his accounting degree from Pennsylvania State University. The Company considered Mr. Schaeffer to be a valuable resource when it selected him as a director based on his having served for more than 5 years as the Chairman of the Finance Committee, and a member of the Board of Trustees of Children’s Hospital Los Angeles, where he also served as a chairman of its Audit Committee, and member of its Compensation Committee and Executive Committee for more than five years.

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William G. Stone III. Mr. Stone became our Chief Executive Officer in October 2014 and was appointed as a Director effective January 16, 2015. Previously, since November 2013, he served as the President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Stone was the CEO and President of the smartphone application storefront provider, Handango, (acquired by Appia Inc.) from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a BA and MBA from Rice University.

Mohan S. Gyani. Mr. Gyani joined our Board of Directors in January 2016. Mr. Gyani is a private investor and beginning in 2005, has served in various capacities, the most recent of which is vice chairman, at Mobileum Inc., which designs and develops roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive Director on the Board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Currently, Mr. Gyani serves on the boards of directors of Ruckus Wireless, Inc. (NYSE: RKUS), a Wi-Fi technology company, and Blackhawk Network Holdings, Inc. (Nasdaq: Hawk), a provider of prepaid payments products. He also serves on the board of directors of IDEA Cellular, a wireless service provider, and MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. Previously, from March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to February 2015, he served on the board of directors of Safeway, Inc., a retail food and drug company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University. The board of directors appointed Mr. Gyani to serve as a director based on the entirety of his experience and skills, although the board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, and deep experience serving on public and private company boards.

Required Vote

Directors are elected by a “plurality” of the voting power of our common stock and preferred stock, voting together as a single class on an as-converted to common stock basis. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE ABOVE NAMED DIRECTOR NOMINEES.

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BOARD MEETINGS AND COMMITTEES

During fiscal year 2015, our Board held nine meetings. Our Board has three separately designated committees: our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee. Each member of these standing committees has been determined to meet the standards for director independence under the rules of the Securities and Exchange Commission (the “SEC”) and is an “independent director” as defined under NASDAQ listing standards.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. Each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during the 2015 fiscal year.

Committees of the Board of Directors

Audit Committee

The current members of our Audit Committee are Robert Deutschman (Chairman), Paul Schaeffer, Christopher Rogers, and Craig Forman. Our Audit Committee held five meetings during the 2015 fiscal year and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Our Board determined that each of our Audit Committee members is “independent” pursuant to the rules of The NASDAQ Stock Market and SEC rules and that Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://ir.digitalturbine.com/governance-documents.

Compensation Committee

The current members of our Compensation Committee are Jeffrey Karish, Christopher Rogers and Mohan Gyani. Our Compensation Committee held 5 meetings during the 2015 fiscal year, and is primarily responsible for reviewing and approving our general compensation policies and setting both the cash and non-cash compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to make option grants under our stock incentive plan. During the 2015 fiscal year, the Compensation Committee has consulted with independent organizations for background information as to general compensation levels currently being offered in our industry. All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. Our executive officers do not perform any role in determining or recommending the amount or form of executive or director compensation; however, as a member of our Board, our Chief Executive Officer reviews and participates in compensation decisions of executive officers other than himself. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://ir.digitalturbine.com/governance-documents.

Governance and Nominating Committee

The current members of our Governance Committee are Robert Deutschman and Jeffrey Karish. Our Governance Committee did not hold any meetings during the 2015 fiscal year, but acted by written consent. Our Governance Committee annually screens and recommends to the Board-qualified candidates for election or appointment to our Board, recommends the number of members of our Board, and evaluates and reviews the independence of existing and prospective directors. The members of the Governance Committee are non-employee directors and are “independent” directors under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://ir.digitalturbine.com/governance-docs.

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CORPORATE GOVERNANCE

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are held by different individuals. Our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent Board members in Board activities and decision making.

Role of the Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is formally apprised at least annually of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.

Code of Business and Ethical Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

A full text of our Code of Conduct is published on our website at http://ir.digitalturbine.com/ under the tab “Investor Info.” If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Conduct to any such person, we shall disclose such amendment or waiver on our website at http://ir.digitalturbine.com/governance-docs.

Director Independence

Our Board annually reviews and determines the independence of each director and nominee for election as a director in accordance with the independence standards set forth in the NASDAQ Marketplace rules. Based on these standards, our Board determined that each of Robert Deutschman, Craig Forman, Jeffrey Karish, Christopher Rogers, Paul Schaeffer and Mohan Gyani, who collectively constitute a majority of our Board, is independent.

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Related Party Transactions

Sift Transactions

On December 28, 2015, the Company’s wholly-owned subsidiary, Digital Turbine Media, Inc., (“DTM”) (f/k/a Appia, Inc., f/k/a PocketGear, Inc.), entered into a license with respect to certain of DTM’s intellectual property assets described below (the “License Agreement”) with Sift Media, Inc. (“Sift”), in exchange for shares of Sift’s newly-issued Preferred Stock (as hereinafter defined) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) and a cash payment. At the same time, DTM also entered into a publishing agreement with Sift (the “Publishing Agreement”), as well as certain other ancillary agreements, all as described below. Sift was formed by Jud Bowman, a former director of the Company until Janaury 2016. Mr. Bowman is Sift’s President, Chief Executive Officer and one of its significant shareholders. The License Agreement, the Stock Purchase Agreement, the Publishing Agreement, the ancillary agreements and the transactions contemplated thereby are referred to as the “Sift Transactions”. The Sift Transactions were unanimously approved by the independent and disinterested members of the Company’s Board other than Mr. Bowman.

License Transaction. The Licensed Assets (as hereinafter defined) were originally acquired as part of the Company’s merger with Appia, Inc. (“Appia”) earlier in 2015, and relate to development-stage real-time bidding technology, an ancillary part of Appia’s (now DTM’s) advertising business. Pursuant to the License Agreement, DTM has granted to Sift an irrevocable, non-exclusive and royalty-free license to its real-time bidder and certain other technology needed to operate the core real-time bidding assets (collectively, the “Licensed Assets”). In consideration of the license to Sift, DTM will receive $1,000,000, in cash, 9.9% of the authorized and issued shares of Sift in the form of Series Seed Convertible Preferred Stock (the “Preferred Stock”) a seat on the board of directors of Sift and a variety of other rights referenced below.

Pursuant to the License Agreement, DTM’s license of the Licensed Assets to Sift is perpetual. DTM agreed that it will not license or sell the core real-time bidding assets to any third parties for any purpose (except in connection with a Change of Control (as defined in the License Agreement) of the Company or DTM), and DTM will not license or sell certain related but non-core licensed assets to any third parties (except in connection with a Change of Control of the Company or DTM) within the field of the programmatic advertising business. Notwithstanding the foregoing limitations on licensing or selling of the core real-time bidding assets and non-core licensed assets, DTM can use any of the Licensed Assets for its own purposes. DTM currently has, and intends to continue, its real-time bidding operations. Each party owns any developments or improvements that each such party may make in the future with respect to the Licensed Assets.

DTM is providing certain warranties and indemnities to Sift regarding the Licensed Assets, subject to various limitations, as detailed in the License Agreement.

Publisher Agreement. Pursuant to the Publisher Agreement, DTM and Sift (as publisher) will enter into DTM’s standard form of Publisher Agreement for a term of one year, subject to certain exclusivity and matching provisions. Sift is obligated for such period to use DTM as the exclusive provider of advertising that is available through DTM as set forth in the Publisher Agreement.

Stock Purchase Agreement. The Company received 9.9% of Sift’s capital stock in the form of newly-issued Preferred Stock, which is convertible into Sift Common Stock (“Common Stock”) under certain circumstances, and is redeemable upon the fifth (5th) anniversary of issuance of the Preferred Stock by the holders of a majority of the Preferred Stock. For so long as it holds Preferred Stock, DTM shall be entitled to nominate for election one member of the five-member Board of Sift. At Closing (as defined in the Stock Purchase Agreement), the DTM nominated director will be Bill Stone. The Preferred Stock as a class has a variety of other rights, preferences and privileges typically associated with early-stage preferred stock, including a liquidation preference of $1.00 per share and certain veto rights. DTM received 999,000 shares of Preferred Stock. Sift sold and issued an additional 3,190,000 shares of its Series Seed Preferred Stock to other investors led by Wakefield Group IV, LLC for a total cash consideration of $3,190,000.

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Pursuant to the Stock Purchase Agreement, Sift issued the Preferred Stock to DTM and other accredited and institutional investors pursuant to a private placement exempt from the registration requirements of applicable securities laws. Mr. Bowman serves as Sift’s President and Chief Executive Officer and, upon Sift’s formation, entered into an agreement to receive 5,311,000 shares of restricted Sift Common Stock, representing in the aggregate approximately 53% of Sift’s fully-diluted capital stock immediately following the sale of the Series Seed Preferred Stock.

Ancillary Agreements. Pursuant to an Employment Agreement and related Restricted Stock Agreement, Sift has agreed to employ Mr. Bowman as President and Chief Executive Officer of Sift for an initial term of three (3) years subject to renewal. Mr. Bowman’s base salary is $200,000 per annum with discretionary, performance-based targeted bonuses of up to 50% of base salary and full participation in Sift’s benefit plans. Mr. Bowman purchased 5,311,000 restricted common shares, which rank beneath the Preferred Stock, at an aggregate price of approximately $60,000. The restricted shares are subject to a Sift repurchase option at the original purchase price if his employment is terminated for any reason on or before December 28, 2019. The repurchase option expires on an accelerated basis if he is terminated Without Cause or for Good Reason (as such terms are defined in the Employment Agreement) as follows: (i) 25% expires if he is terminated prior to the 6-month anniversary from the effective date; and (ii) 50% expires if he is terminated after the 6-month anniversary from the effective date if such repurchase option then applies to less than 50% of the restricted shares after passage of time. In addition, 100% of the repurchase option expires upon a “Change of Control.” Mr. Bowman also is eligible for severance in the event of termination Without Cause or for Good Reason (as such terms are defined in the Employment Agreement), and is subject to certain in-term and post-term restrictive covenants, including post-term non-competition and non-solicitation covenants for a period of 18 months. Mr. Bowman remains a Digital Turbine, Inc. director. Concurrent with the Employment Agreement, Mr. Bowman has entered into Sift’s standard Non-Disclosure, Non-Solicitation and Inventions Assignment Agreement.

Pursuant to an Investor Rights Agreement, the holders of Preferred Stock (including DTM), together with certain Key Holders (as hereinafter defined), are accorded certain registration rights, preemptive rights, information rights and other customary provisions. The Investor Rights Agreement includes other customary provisions including preemptive rights, registration rights, financial information rights and a 180-day market standoff provision. In addition, the Investor Rights Agreement terminates certain of DTM’s rights in the event of certain limited, willful and material breaches by DTM of the License Agreement.

In addition, pursuant to a Right of First Refusal and Co-Sale Agreement, any proposed transfer of Common Stock by the key holders of such shares (including Mr. Bowman) (the “Key Holders”) shall require notice to Sift and each of the holders of Preferred Stock; such agreement provides Sift and then the holders of Preferred Stock certain rights of first refusal to acquire the Key Holders’ shares proposed to be transferred, subject to certain exclusions, and certain co-sale rights, after customary notice and exercise periods, and to participate in any sale by the Key Holders to any third party upon the same economic terms to which all or a portion of the Key Holders’ shares are subject. In addition, the Right of First Refusal and Co-Sale Agreement terminates certain of DTM’s rights in the event of certain limited, willful and material breaches by DTM of the License Agreement.

A Voting Agreement sets forth certain voting rights and obligations of the holders of Common Stock and Preferred Stock. Under the Voting Agreement, the holders of Common Stock and Preferred Stock are required to vote their shares to elect five (5) directors of Sift as follows: (i) one director nominated by Wakefield Group IV, LLC, (ii) one director nominated by DTM, (iii) two directors nominated by a majority of the Key Holders, each of whom shall be independent of Mr. Bowman so long as he continues to serve as President and Chief Executive Officer, and (iv) one director who shall be the “CEO director.”

The Voting Agreement includes other customary provisions including an irrevocable proxy, a change of control provision for a sale of Sift and termination upon underwritten public offering or sale of Sift. In addition, the Voting Agreement terminates certain of DTM’s rights in the event of certain limited, willful and material breaches by DTM of the License Agreement.

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Pursuant to the Transition Services Agreement, DTM has agreed to provide Sift limited transition services for a period of 90 days following the Closing (as such term is defined in the Transition Services Agreement) in connection with the Sift Transactions for certain fees and reimbursement of certain out-of-pocket costs.

Stockholder Nominations and Bylaw Procedures

The Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. However, the Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee.

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under “2017 Stockholder Proposals,” below.

Stockholder nominations must be addressed to Corporate Secretary, Digital Turbine, Inc., 1300 Guadalupe Street Suite #302, Austin, TX 78701 with a confirmation copy sent by mail.

Executive Sessions of Independent Directors

The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, at least annually and additionally, as circumstances warrant.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website (http://www.digitalturbine.com) under the heading “Investor Info” where a stockholder will find our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications for our Board received via telephone or mail are forwarded to our Board by one of our employees.

Board Member Attendance at Annual Meetings

Our Board does not have a formal policy regarding attendance of directors at our annual stockholder meetings.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

NAME	AGE	POSITION
William G. Stone III	47	Chief Executive Officer, Current Director & Nominee
Andrew Schleimer	39	Executive Vice President, Chief Financial Officer
James Alejandro	46	Chief Accounting Officer and Controller

Biographical information regarding Mr. Stone is set forth above under “Election of Directors (Proposal 1) – Information Concerning Current Directors and Nominees.”

Andrew Schleimer. Mr. Schleimer has served as the Executive Vice President and Chief Financial Officer of the Company since July 8, 2014. Mr. Schleimer was an advisor to the Company’s Board of Directors since late 2011 and became a consultant to the Board in April 2012, advising and consulting on the company’s mergers and acquisitions, financing activities, and investor relations. From September 2010 through July 2014, Mr. Schleimer was President of Au Courant Capital Corp., a financial advisory consulting firm specializing in mergers and acquisitions and operational support. Mr. Schleimer’s services to the Company as an advisor and consultant were provided through Au Courant Capital Corp. From September 2010 through November 2012, he served as Executive Vice President, Strategic Development, of Dick Clark Productions where he was responsible for identifying new sponsorship revenues as well as creating new revenue streams – primarily via digital applications – and sourcing new business and acquisition opportunities. Prior to September 2010, he was Executive Vice President, Strategic Development & In-Park Service, of Six Flags, Inc. During his tenure, he was responsible for strategic planning and new business development, including domestic and international theme park development, non-traditional brand extensions, and all in-bound and out-bound brand licensing, as well as full profit and loss responsibility for In-Park Services revenue. Mr. Schleimer was an employee of Trinad Capital Master fund, a large shareholder, and such relationship ended in June 2013. Mr. Schleimer has a background in investment banking with a focus on mergers and acquisitions, and joined Six Flags from UBS Investment Bank, where he served as Vice President in the bank’s Mergers and Acquisitions department. At UBS, he advised on over $150 billion of transactions in the media, entertainment, technology, telecom and consumer products sectors. Mr. Schleimer received a B.S. from Cornell University School of Hotel and Restaurant Management in 1999.

James Alejandro. Mr. Alejandro has served as the Chief Accounting Officer and Controller of the Company since February 27, 2015. Mr. Alejandro is an experienced finance and accounting executive, rising in rank and responsibility over his 17 years at Dell Inc. His most recent role at Dell was Director of Accounting, North America and Global Software & Peripheral Revenue, a position that included responsibility for providing guidance related to US GAAP, revenue recognition, internal control compliance, risk management, and general company policy guidance. Previous to this role, he spent three years as the Director of Accounting, supporting the company’s mergers & acquisitions, overseeing accounting due diligence and integration. Mr. Alejandro also held other leadership positions at Dell Inc. including roles in Corporate Accounting, Services Finance, Corporate Reporting, and Treasury Accounting. He began his career at Emerson Electric Co. as a forecasting and planning analyst. Mr. Alejandro is a Texas licensed Certified Public Accountant and received his Bachelors of Business in Accounting and Master of Business Administration from the University of Texas at San Antonio.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.

We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:

•	attracting and retaining talented and experienced executives;

•	motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success; and

•	providing fair and competitive compensation.

Administration and Process

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee receives legal advice from our outside general counsel. Historically, base salary, bonus structure and long-term equity compensation of our executive officers are governed by the terms of their individual employment agreements (see “Narrative Disclosure to Summary Compensation Table”) and we expect that to continue in the future. With respect to our chief executive officer and chief financial officer, the Compensation Committee establishes milestone performance levels for incentive bonuses based on a number of factors that are designed to further our executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers, and the conditions of the markets in which we operate.

In determining executive compensation for fiscal year 2015, the Compensation Committee’s goal was to reward the named executive officers for an increase in their respective responsibilities, and Company-wide and individual performance. We believe that this policy is intended to assure that our compensation practices are competitive with those in the industry. The Compensation Committee also periodically reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. Our chief executive officer may also assist the Compensation Committee in determining compensation for the other named executive officers.

Elements of Executive Officer Compensation

Overview. The compensation packages for the Company’s senior executives have both performance-based and non-performance based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as cash bonuses and stock options or other equity or equity-based awards, are variable and dependent upon our market performance. Our policy is to generally emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as total shareholder return. Historically, judgments about these elements have been made subjectively. In the case of stock options, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance.

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The Compensation Committee has negative discretion to adjust performance results used to determine annual incentive and the vesting schedule of long-term incentive payouts to the named executive officers. The Compensation Committee also has discretion to grant bonuses even if the performance targets were not met.

Our Compensation Committee may review total compensation to see if it generally falls in line with peer companies and may also look at overall market data. Although the Compensation Committee did not engage a compensation consultant for the fiscal year ended March 31, 2015, the Compensation Committee did retain a consultant subsequent to fiscal year 2015. During fiscal year 2015, the Compensation Committee considered compensation, including termination provisions and potential payments upon termination or change in control, that would make it possible to hire and retain executive officers for the Company.

Base Salary. We pay our executives a base salary pursuant to the terms of employment agreements, which are usually two years. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We are also seeking over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.

For fiscal year 2015, we increased the salary level for our Chief Executive Officer, Bill Stone. Prior to becoming our Chief Executive Officer, Mr. Stone was President and Chief Operating Officer. His salary increase was commensurate with the increase in his responsibilities. During 2015, we entered into a new employment agreement with Andrew Schleimer as our Chief Financial Officer, and increased his base salary subsequent to fiscal year 2015. We also decreased the base salary paid to Mr. Adderton based on his transition as the former chief executive officer to Chief Innovation Officer, and based on financial performance and our evaluation with respect to the relative performance of our named executive officers, we slightly decreased the base salary for Ms. Brown.

We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required.

Performance Bonuses. Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance during the fiscal year. Historically, a factor given considerable weight in establishing bonus performance criteria is non-GAAP adjusted EBITDA, which is GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. The use of this and other performance measures is further described below under “Narrative Disclosure to Summary Compensation Table.”

For fiscal year 2015 service and performance and based on our financial performance, each of our named executive officers received annual bonuses pursuant to the terms set forth in their respective employment agreements. Mr. Stone received a $100,000 signing bonus in connection with his employment agreement to become chief executive officer. Mr Stone was also awarded, and the Company recorded, a bonus of $88,000 for the year ended March 31, 2015, but it was reversed based on the Company’s subsequent performance. For the fiscal year ended March 31, 2015, Mr. Schleimer received a discretionary bonus in the amount of $137,500.

Equity and Equity-Based Compensation. We believe that stock options and other forms of equity or equity-based compensation are an important long-term incentive for our executive officers and other employees and generally align officer interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.

For fiscal year 2015 service and performance, we granted to our chief executive officer stock options to purchase an aggregate of 550,000 shares of our common stock with a grant date fair value of $1,029,500. In addition, we granted to Mr. Schleimer and Ms. Brown stock options to purchase 300,000 and 50,000 shares of our common stock, having a grant date fair value of $1,137,000 and $185,000, respectively.

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We do not have any formal plan or obligation that requires us to grant equity or equity-based compensation to any executive officer on specified dates. The authority to make equity or equity-based grants to our executive officers rests with our full Board of Directors based upon recommendations made by the Compensation Committee or by the Compensation Committee acting alone. The Committee considers the input of our chief executive officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity or equity-based grants.

 Other Benefits and Perquisites Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.

The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. Historically, these perquisites include payment of an automobile allowance and matching contributions to a 401(k) defined contribution plan. In 2015, the named executive officers were granted the following perquisites: 401(k) plan matching contribution. We value perquisites at their incremental cost to us in accordance with SEC regulations.

We believe that the benefits and perquisites we provide to our named executive officers are within competitive practice and customary for executives in key positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our shareholders.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies like us from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s shareholders, the compensation is not included for purposes of arriving at the $1,000,000.

The Company, through the Compensation Committee, intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in our best interests and in the best interests of our shareholders. However, the Compensation Committee does not intend to permit this arbitrary tax provision to distort the effective development and execution of our compensation program. Thus, the Compensation Committee is permitted to and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Compensation Risk Management

As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considered, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and its compensation recoupment policy. The Compensation Committee also considered our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our board of directors for matters outside of the ordinary course and its whistle blower program. Based upon the above, the Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Impact of Shareholder Advisory Vote

At our 2015 annual meeting, our shareholders approved our current executive compensation with 73% of all shares present, in person or by proxy, at the annual meeting and 55% of all outstanding shares on the record affirmatively giving their approval. Accordingly, we believe that this vote ratifies our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

THE COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Jeffrey Karish

Chris Rogers

Mohan Gyani (Mr. Gyani was not a member of the Board of Directors or Compensation Committee prior to January 26, 2016 and therefore had no role in any aspect of the compensation policies or decisions discussed above prior to such date).

February 11, 2016

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SUMMARY COMPENSATION TABLE

The following compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individuals serving as our Chief Executive Officers during our fiscal year ending March 31, 2015, (ii) the individual who served as the Chief Financial Officer during and as of the end of our fiscal year ending March 31, 2015, and (iii) one additional most highly compensated individual who served as the former Principal Accounting Officer during our fiscal year ending March 31, 2015 but who was not serving as an executive officer at the end of such year. We refer to these individuals, collectively, as our “named executive officers”.

Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)
William Stone III (3)	2015	424,375	100,000	—	1,029,500	25,625	1,579,500
Chief Executive Officer, previous President and Chief Operating Officer and former	2014	350,000	195,000	—	708,055	30,870	1,283,925
Chief Executive Officer of our wholly-owned subsidiary Digital Turbine USA, Inc.	2013	213,333	58,333	1,200,000	—	18,692	1,471,666
Peter Adderton (4)	2015	395,833	125,000	—	—	122,859	643,692
Former Chief Innovation Officer and former Chief Executive Officer	2014	475,000	500,000	—	1,233,283	115,872	2,324,155
	2013	465,847	—	—	—	109,709	575,556
Andrew Schleimer (5)	2015	219,423	137,500	—	1,137,000	25,652	1,519,575
Executive Vice President and Chief Financial Officer
Kirstie Brown (6)	2015	227,144	—	—	185,600	46,011	458,755
Executive Vice President of Global Finance & Operations and Former Principal Accounting Officer	2014	231,907	—	—	688,750	21,451	942,108

1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. We estimated the fair value of restricted stock based on the fair value at the time of grant. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the vesting term. The amount of expense recognized represents the expense associated with the restricted stock we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of restricted stock that actually vest or are forfeited are recorded. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 sets forth the relevant assumptions used to determine the valuation of our stock option awards. Vesting schedules for unvested stock grants for each officer are described below under “Narrative Disclosure to Summary Compensation Table”.

2)	The amounts in the “Option Awards” column relate to grants of stock options made under the Company’s stock option plans. With respect to each stock option grant, the amounts disclosed generally reflect the fair value of the option award as of the grant date for all options issued in the respective fiscal year, in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.” Generally, ASC Topic 718 “Compensation-Stock Compensation” requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 sets forth the relevant assumptions used to determine the valuation of our stock option awards. Vesting schedules for unvested stock grants for each officer are described below under “Narrative Disclosure to Summary Compensation Table.”

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3)	Mr. Stone became Chief Executive Officer of the Company on October 2, 2014. On September 9, 2014, the Company and Mr. Stone entered into an employment agreement pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. Mr. Stone received a one-time $100,000 signing bonus. He was also awarded, and the Company reserved for, a bonus of $88,000 in the year ended March 31, 2015, which was subsequently reversed. From November 24, 2013 to October 2, 2014, Mr. Stone was the Company’s President and Chief Operating Officer. From August 1, 2012 to November 24, 2013, Mr. Stone was Chief Executive Officer of our wholly-owned subsidiary, Digital Turbine USA, Inc. (formerly, Digital Turbine, Inc.), and was granted 300,000 shares of common stock of the Company vesting monthly over three years. Pursuant to his previous employment agreement, on November 25, 2013, Mr. Stone was granted options to purchase 300,000 shares of common stock of the Company with a grant date fair value of $708,055, and on July 8, 2014 and September 10, 2014, Mr. Stone was granted options to purchase an additional 200,000 and 50,000 shares of common stock of the Company, respectively, with grant date fair values of $758,000 and $271,500, respectively, totaling 1,029,500 in the year ended March 31, 2015. Mr. Stone received Company paid health benefits of $25,625, $30,870 and 18,692 in the years ended March 31, 2015, 2014, and 2013, respectively.

4)	Mr. Adderton was Chief Innovation Officer from October 2, 2014 until January 16, 2015. Prior to that, he was our Chief Executive Officer starting on December 28, 2011 following a period of service as our interim Chief Executive Officer that began on July 15, 2011. During the fiscal year ended March 31, 2015, Mr. Adderton received a discretionary bonus in the amount of $125,000. Mr. Adderton was paid $122,859 in the year ended March 31, 2015, which included reimbursement for his personal assistant of $59,994, which was paid through payment to Skycrest Ventures, LLC, health benefits of $36,262, and payout of his outstanding vacation upon his resignation of $26,603. Mr. Adderton was paid $115,872 in the fiscal year ended March 31, 2014, which included reimbursement for his personal assistant of $83,325, which was paid through payment to Skycrest Ventures, LLC, and health benefits of $32,547.

5)	Mr. Schleimer was appointed as our Chief Financial Officer on July 8, 2014. Pursuant to his employment agreement, Mr. Schleimer was granted options to purchase 300,000 shares of common stock of the Company with a grant date fair value of $1,137,000. For the fiscal year ended March 31, 2015, Mr. Schleimer received a discretionary bonus in the amount of $137,500. Mr. Schleimer received Company paid health benefits of $25,652 in the fiscal year ended March 31, 2015. On November 4, 2015, Mr Schleimer’s base salary was increased to $400,000 effective November 1, 2015, and he received a one-time bonus payment n an amount of $32,000 related to his performance, including with respect to the Company’s public stock offering which closed in October 2015.

6)	Ms. Brown was appointed as the Company’s principal accounting officer in September 2014 and remained in this role through February 2015. On February 28, 2015 Ms. Brown was appointed as the Executive Vice President of Global Finance & Operations of the Company. On June 11, 2013, October 2, 2013, and July 1, 2014, Ms. Brown was granted options to purchase 125,000, 62,500, and 50,000 shares of common stock of the Company, respectively, with grant date fair values of $525,000, $163,750, $185,600, respectively. For the fiscal year ended March 31, 2015, Ms. Brown received additional compensation totaling $46,011, which included a relocation bonus in the amount of $25,000 and superannuation benefits of $21,011. For the fiscal year ended March 31, 2014, Ms. Brown received superannuation benefits of $21,451.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

EMPLOYMENT AGREEMENTS

Employment Agreement with William Stone III.

Previous Employment Agreement. On November 24, 2013, we entered into an employment agreement with Bill Stone to become the Company’s President and Chief Operating Officer. The Agreement had a term of two years and Mr. Stone received a salary of $350,000 per year. Mr. Stone was eligible to receive, on an annual basis, a performance bonus of up to 100% of his base salary based on criteria consistent with those applicable to the Company’s CEO, as determined mutually by the CEO, Compensation Committee and Mr. Stone. In addition, Mr. Stone received options to purchase 300,000 shares of common stock under the Company’s equity incentive plan at the closing price on November 25, 2013. The options vest over a three year term as follows: 100,000 options on the first anniversary of the option grant date, then the remaining shares vest on a pro rata monthly basis for the following two years. Mr. Stone was also the President of Digital Turbine USA, Inc. (formerly, Digital Turbine, Inc.), the Company’s wholly-owned subsidiary.

CEO Employment Agreement. On September 9, 2014, we entered into an employment agreement pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. The agreement has a term of two years, and Mr. Stone will receive a salary of $500,000 per year, a one-time $100,000 signing bonus and performance bonus opportunities as follows:

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•	A pro-rated bonus under his prior employment agreement for the current fiscal year through October 2, 2014 (the “Transition Date”).

•	For each of (1) the period from the Transition Date through the end of the current fiscal year (the “Stub Period”), (2) the next fiscal year and (3) the year following the next fiscal year through the end of the term of the agreement, Mr. Stone shall be eligible to receive an annual incentive bonus of up to 150% of his salary for that period subject to satisfaction of certain performance-related milestones specified in the agreement. The milestones for the Stub Period are based on the Company’s achievement of Stub Year Revenue and Adjusted EBITDA targets and the milestones for the full-year 1 and full-year 2 periods are based on the Company’s achievement of non-GAAP measures of consolidated Company earnings such as EBITDA or adjusted EBITDA, as further specified in the agreement.

In connection with entering into the agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted so that 50,000 options shall vest on the one-year anniversary of the original grant date (i.e., July 8, 2015), 150,000 options shall vest on a monthly basis over the 3 years following such first anniversary, and all such unvested options granted shall vest immediately upon a change of control of the company. The estimated incremental fair value associated with the 50,000 options was less than $10,000. In addition, on the effective date of the agreement, Mr. Stone received a grant of a new stock option to purchase 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014 under the Company’s equity incentive plan, which vests as follows: 12,500 options shall vest on the one-year anniversary of the grant date, 37,500 options shall vest on a monthly basis over the 3 years following the first anniversary of the grant date, and all unvested options shall vest immediately upon a change of control of the Company.

Employment Agreement with Andrew Schleimer

On July 8, 2014, we entered into an employment agreement with Andrew Schleimer to become the Company’s Executive Vice President and Chief Financial Officer. Mr. Schleimer’s employment agreement provides for a two-year term with the potential to be extended for one year at an annual salary of $300,000, which was subsequently increased to $400,000 effective November 1, 2015. In addition, pursuant to his employment agreement, Mr. Schleimer received options for 300,000 shares of common stock under the Company’s equity incentive plan at the closing price of the Company’s common stock on July 8, 2014. The options vest over a four year term as follows: 25% on the first anniversary of his start date, then 6,250 shares on a monthly basis for the following three years. In the event of a change of control, all unvested options will vest immediately. Mr. Schleimer will have a bonus opportunity, on an annual basis, to receive a performance bonus of up to 50% of his base salary. Mr. Schleimer’s bonus opportunity is based on corporate performance criteria, and personal performance criteria. The corporate performance criteria are, for the remainder of the current fiscal year ended March 31, 2015, based on previously budgeted Company revenue and Adjusted EBITDA targets and on five factors related to different operational and financial aspects of the Company’s finance and accounting functions listed in the Agreement. A similar structure applies for the balance of the term, except that the Compensation Committee may use, instead of Adjusted EBITDA, a different measure that it determines to be the most important earnings measure used publicly by the Company (for example, EBITDA without adjustment), and will also determine the target level of revenue and of such earnings measure. The Compensation Committee will first consult with Mr. Schleimer prior to making such determinations. Mr. Schleimer will receive a relocation payment of $37,500 if the Company requires him to relocate under certain circumstances.

Employment and Separation Agreement with Peter Adderton

On October 1, 2013, we entered into an employment agreement with Mr. Adderton to become the Company’s Chief Executive Officer. Mr. Adderton’s employment agreement provided for a two-year term and an annual salary of $500,000. Mr. Adderton received a signing bonus of $500,000 and options to purchase 500,000 shares of common stock under the Company’s equity incentive plan at the closing price of the Company’s common stock on October 1, 2013. The options vested as follows: 250,000 options vest on the one year anniversary of the effective date, and 250,000 options would vest on the two year anniversary of the effective date. On January 15, 2015, in connection with his resignation, the Company and Mr. Adderton entered into a separation agreement that provided for, among other things, payment of an amount equal to one-half unused vacation days, accrued but unpaid salary and reimbursement of expenses, termination of repurchase rights on approximately 600,000 shares (with 227,500 shares

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remaining subject to repurchase rights in connection with certain limited indemnities by Mr. Adderton), cancellation of 250,000 options, and a lock-up agreement.

Employment Agreement with Kirstie Brown

There was no formal employment agreement between the Company and Ms. Brown.

TERMINATION PROVISIONS & POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE OF CONTROL

The section below provides information concerning the amount of compensation payable to our chief executive officer and chief financial officer in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.

Payments Made Upon Termination Generally

Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):

•	any unpaid salary from the date of the last payroll to the date of termination;

•	accrued but unpaid bonus for a previously completed yearly measurement period;

•	reimbursement for any properly incurred unreimbursed business expenses;

•	any vested benefits the executive may have under the Company’s benefit plans; and

•	unpaid, accrued and unused personal time off through the date of termination.

In addition, an executive officer would retain the following rights:

•	any existing rights to indemnification for prior acts through the date of termination; and

•	any options and equity awarded pursuant to our 2011 Plan to the extent provided in that plan and the grant or award.

Messrs. Stone and Schleimer: As noted above under “Employment Agreements,” each of Messrs. Stone and Schleimer has an employment agreement with us. In addition to those payments made upon termination noted above, these agreements provide for the additional benefits on certain termination as described below.

Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason

If we terminate Messrs. Stone’s or Schleimer’s employment without cause, or if the officer terminates his employment for good reason, he will receive the following termination benefits:

(i) continuation of his salary at the rate then in effect; and

(ii) continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable); and

(iii) a pro-rata annual bonus through the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract; and

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(iv) acceleration of vesting of the options amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month.

The termination benefits set forth in (i) and (ii) and above continue effective for the remainder of the term of the contract (which, in Mr. Schleimer’s case, can be extended in certain circumstances from a two year term into a three year term) (the “Termination Benefits Period”); provided, however, that in the event that the executive commences any employment during the Termination Benefits Period, the benefits provided under (ii) shall cease effective as of the date he qualifies for group health plan benefits in his new employment. The Company’s liability for salary continuation pursuant to clause (i) above shall not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan of the employer.

In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.

“Good reason” means (i) breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement or failure of the Company to pay any amounts or options due when due under the terms and conditions thereunder, after a 15 day cure period; (ii) the officer is not reporting directly to the board of directors, subject to a 30 day cure period, unless the sole reason for such failure to report to the board of directors is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the board of directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.

The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instructions; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.

If Mr. Stone or Mr. Schleimer were terminated for cause or he resigned for good reason on March 31, 2015, then pursuant to the terms of his employment agreement, he would have received the following post-termination payments:

Name	Base Salary (1)	Annual Bonus (2)	Health Plan Payments (3)	Accelerated Vesting of Options/Restricted Stock (4)
William G. Stone Chief Executive Officer and previous President and Chief Operating Officer	$750,000	---	$24,264	$297,500
Andrew Schleimer Executive Vice President and Chief Financial Officer	$541,667	—	$24,264	$30,600

(1)

Mr Stone’s payment is based on salary paid from April 1, 2015 until September 9, 2016, the end of the terrn of his employment agreement. Mr Schleimer’s payment is based on salary paid from April 1, 2015 until July 8, 2016, the end of the terrn of his employment agreement.

(2)	Messrs. Stone and Schleimer did not receive performance bonuses for the year ended March 31, 2015.

(3)	Based on monthly payments of $1,348.

(4)	For Mr. Stone, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2015 ($2.54 per share with respect to 300,000 options, $5.89 per share with respect to 50,000 options and $4.11 per share with respect to 200,000 options) and the value of 25,000 shares of restricted stock as of March 31, 2015. For Mr. Schleimer, the amount is based on the difference between the exercise price of the options outstanding as of March 31, 2015 ($2.75 per share with respect to 60,000 options and $4.11 per share with respect to 300,000 options) and in each case the closing stock price on March 31, 2015 ($3.26) and the acceleration of vesting of the options amended and/or granted under the employment agreement on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month.

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Payments Made upon Termination following a Change of Control

Following a change of control the unvested equity grants made to Mr. Stone and to Mr. Schleimer under their employment agreements will vest. We estimate that an acceleration under these conditions would result in value of $216,000 for Mr. Stone and $30,600 for Mr. Schleimer, based on the difference between the exercise price of such options and the closing stock price on March 31, 2015 ($3.26). No payments would be grossed up to adjust for any excise taxes under Section 280G of the Internal Revenue Code.

Payments Made Upon Disability and Death

Up disability or death of either Mr. Stone or Mr. Schleimer, the Company would be obligated to pay the accrued compensation, as described above. If either officer becomes disabled so that he is unable to perform the essential functions of the existing position with or without reasonable accommodation, the board of directors may remove him from any responsibilities and/or reassign him to another position for the remainder of the term of the agreement or during the period of such disability and he will continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2015, we estimate that the approximate value of the continued medical benefit payments would have been $16,176 for each of Mr. Stone and Mr. Schleimer. If the disability continues beyond the 12 month period, then the officer’s employment may be terminated. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the board of directors and one of which is approved by the officer, that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under the agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12 month period.

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GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2015

The following table sets forth certain information about plan-based awards that we made to the Named Executive Officers during the fiscal year ended March 31, 2015.

Name	Grant Date	Stock Awards: Number of Shares (#)	Option Awards: Number of Shares underlying options (#)(1)	Exercise price of option awards ($/Share)	Grant date Fair Value of Stock & Option Awards ($)(1)
William G. Stone
Chief Executive Officer and previous President and	09/10/2014	—	50,000 (2)	5.89	271,353
Chief Operating Officer
	7/8/2014	—	200,000 (2)	4.11	757,224
Andrew Schleimer Executive Vice President and Chief Financial Officer	7/8/2014	—	300,000 (3)	4.11	1,135,836
Kirstie Brown
Executive Vice President of Global Finance & Operations and Former Principal Accounting Officer	7/2/2014	—	50,000 (4)	4.15	185,600
Peter Adderton
Former Chief Innovation Officer and former Chief	—	—	—	—	—
Executive Officer

(1)	The value of a stock award or stock option award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. Stock awards consist of restricted stock awards. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date.

(2)	The options granted on July 8, 2014 vets as follows: 50,000 options vest on the one-year anniversary of the grant date, 150,000 options will vest on a monthly basis over the three years following such first anniversary, and all such unvested options granted will vest immediately upon a change of control of the Company. The options granted on September 10, 2014 vest as follows: 12,500 options vested on the one-year anniversary of the grant date, and 37,500 options vest on a monthly basis over the three years following the first anniversary of the grant date to become fully vested on September 10, 2018.

(3)	Options vest 25% on the first anniversary of his start date, then 6,250 shares on a monthly basis for the following three years. In the event of a change of control, all unvested options will vest immediately.

(4)	Options vest one-third on July 2, 2015, 2016 and 2017.

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OPTIONS EXERCISES AND STOCK VESTED-DURING FISCAL YEAR ENDING MARCH 31, 2015

None of our executive officers exercised any stock options during fiscal year 2015. The following table sets forth the common stock and options held by our executive officers that vested during 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vested	Value Realized on Vesting(1)
William G. Stone III
Chief Executive Officer and previous President and Chief	—	—	100,000	$381,750(2)
Operating Officer
Andrew Schleimer
Executive Vice President and Chief Financial Officer	—	—	—	—
Kirstie Brown
Executive Vice President of
Global Finance & Operations and Former Principal	—	—	—	—
Accounting Officer
Peter Adderton
Former Chief Innovation Officer and former Chief	—	—	—	—
Executive Officer

(1)	Amounts represent market value as of the vesting of the award, based on the closing price of our common stock on such date.
(2)	Shares vested monthly on a pro-rata basis. Amount represents aggregate market value upon vesting, based on the closing price of our common stock on each vesting date.

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OUTSTANDING EQUITY AWARDS AT MARCH 31, 2015

The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2015.

			Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)
William G. Stone III (2)
Chief Executive Officer and previous President and Chief Operating Officer	9/10/2014	—	50,000	5.89	9/10/2024	91,667	298,834
	7/8/2014	—	200,000	4.11	07/08/2024	—	—
	11/25/2013	133,332	166,668	2.54	11/25/2023	—	—
Peter Adderton (3)
Former Chief Innovation Officer and former Chief Executive Officer	10/1/2013	250,000	—	2.65	10/1/2023	—	—

Andrew Schleimer (4)
Executive Vice President and Chief Financial Officer	7/8/2014	—	300,000	4.11	7/8/2024	—	—
	10/2/2013	60,000	—	2.75	10/2/2023	—	—
Kirstie Brown (5)
Executive Vice President of Global Finance & Operations and Former Principal Accounting Officer	7/2/2014	—	50,000	4.00	7/2/2024	—	—
	10/2/2013	20,833	41,667	2.83	10/2/2023	—	—
	6/11/2013	41,667	83,333	4.50	6/11/2023	—	—

1)	Market value is based on closing price of stock on March 31, 2015.

2)	Effective August 1, 2012, we granted Mr. Stone 300,000 shares of restricted common stock vesting monthly over three years of which 208,333 shares have vested. A portion of the grant was deferred six months. On November 25, 2013, Mr. Stone was granted 300,000 stock options exercisable at the price of $2.54 per share. The options vest over a three year term as follows: 100,000 options on the first anniversary of the option grant date, then the remaining shares vest on a pro rata monthly basis for the following two years. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11. The original vesting of these 200,000 options was adjusted so that 50,000 options vested on the one-year anniversary of the original grant date (i.e., July 8, 2015), 150,000 options will vest on a monthly basis over the three years following such first anniversary, and all such unvested options granted will vest immediately upon a change of control of the Company. On September 10, 2014, Mr. Stone was granted 50,000 options with an exercise price of $5.89 per share and 12,500 of which will vest on the one-year anniversary of the grant date, and 37,500 of which will vest on a monthly basis over the three years following the first anniversary of the grant date to become fully vested on September 10, 2018.

3)	Effective December 28, 2011, we granted Mr. Adderton 1,807,500 shares of restricted common stock, one third of which vested as of December 29, 2011 and another third vested on July 3, 2013. On January 15, 2015, in connection with his resignation, the Company and Mr. Adderton entered into a separation agreement that provided for, among other things, immediate vesting of the remaining one third shares of restricted common stock and termination of the repurchase rights on these remaining one third shares (with 227,500 shares remaining subject to repurchase rights in connection with certain limited indemnities by Mr. Adderton). Mr. Adderton also received an option to purchase 500,000 shares of our common stock at a per share price of $2.65 on October 1, 2013. On January 15, 2015, in connection with his resignation 250,000 options were canceled.

4)	Effective July 8, 2014, we granted Mr. Schleimer 300,000 stock options exercisable at the exercise price of $4.11 per share. The options vest over a four year term as follows: 25% on the first anniversary of his start date, then 6,250 shares on a monthly basis for the following three years. In the event of a change of control, all unvested options will vest immediately.

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On October 2, 2013, as part of Mr. Schleimer’s previous consulting agreement with the Company, he was granted 60,000 options with an exercise price of $2.75 per share all of which were vested as of March 31, 2015.

5)	Effective June 11, 2013, October 2, 2013, and July 2, 2014, we granted Ms. Brown 125,000, 62,500, and 50,000 stock options exercisable at the exercise price of $4.50, 2.83, and $4.00 per share. The options each vest over a three year term as follows: one third vests on the first anniversary of the option grant date, then the remaining shares vest on a pro rata annual basis for the following two years.

DIRECTOR COMPENSATION

The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2015. For compensation paid to William Stone III and Peter Adderton (a former director), see “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert Deutschman (2)	61,500	152,250	213,750
Judson Bowman (3)	3,333	19,333	22,666
Craig Forman (4)	3,333	19,333	22,666
Peter Guber (5)	60,000	72,000	132,000
Jeffrey Karish (6)	48,000	86,700	134,700
Chris Rogers (7)	53,000	53,000	106,000
Paul Schaeffer (8)	53,000	53,000	106,000

1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. We estimated the fair value of restricted stock based on the fair value at the time of grant. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the vesting term. The amount of expense recognized represents the expense associated with the restricted stock we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of restricted stock that actually vest or are forfeited are recorded. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 sets forth the relevant assumptions used to determine the valuation of our stock option awards.

2)	Mr. Deutschman is the Chairman of the Board of Directors and the Chairman of the Audit Committee. During the fiscal ended March 31, 2015, Mr. Deutschman received quarterly cash payments totaling $61,500 and was granted a total of 39,675 shares of common stock, which included; 1,875 shares issued on July 1, 2014 with a fair value price of $4.00 per share, 12,800 shares issued on November 3, 2014 with a fair value price of $3.75 per share, and 25,000 shares issued on July 16, 2014 with a fair value price of $3.87 per share. As of March 31, 2015, unvested shares for the grants dated July 1, 2014, November 3, 2014, and July 16, 2014, were 468, 6,400 and 12,500, respectively.

3)	Mr. Bowman resigned as a director of the Company in January 2016. During the fiscal year ended March 31, 2015, Mr. Bowman received quarterly cash payments totaling $3,333 and was granted 4,932 shares of restricted stock both pro-rated from the date of commencement of service on March 6, 2015 to the next November 1, 2015 annual grant with a fair value price of $3.92, all of which remained unvested as of March 31, 2015.

4)	Mr. Forman is a director of the Company. During the fiscal year ended March 31, 2015, Mr. Forman received quarterly cash payments totaling $3,333 and was granted 4,932 shares of restricted stock both pro-rated from the date of commencement of service on March 6, 2015 to the next November 1, 2015 annual grant with a fair value price of $3.92 per share, all of which remained unvested as of March 31, 2015.

5)	Mr. Guber resigned as a director of the Company, effective August 10, 2015. During the fiscal year ended March 31, 2015, Mr. Guber received, quarterly cash payments totaling $60,000 and was granted a total of 18,800 shares of common stock which included 6,000 shares issued on July 1, 2014 with a fair value price of $4.00 per share and 12,800 shares issued on November 3, 2014 with a fair value price of $3.75 per share, of which 1,500 and 6,400 shares, respectively, remained unvested as of March 31, 2015.

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6)	Mr. Karish is a director of the Company and a member of the Compensation Committee. During the fiscal year ended March 31, 2015, Mr. Karish received quarterly cash payments totaling $48,000 and was granted a total of 22,800 shares of common stock, which included 12,800 shares issued on November 3, 2014 with a fair value price of $3.75 per share and 10,000 shares issued on July 16, 2014 with a fair value price of $3.87 per share of which 6,400 and 5,000 shares, respectively, remained unvested as of March 31, 2015.

7)	Mr. Rogers is a director of the Company and a member of the Audit Committee and the Compensation Committee. During the fiscal year ended March 31, 2015, Mr. Rogers received quarterly cash payments totaling $53,000 and was granted 14,050 shares of common stock, which included 1,250 shares issued on July 1, 2014 with a fair value price of $4.00 per share and 12,800 shares issued on November 3, 2014 with a fair value price of $3.75 per share, of which 311 and 6,400 shares, respectively, remained unvested as of March 31, 2015.

8)	Mr. Schaeffer is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2015, Mr. Schaeffer received quarterly cash payments totaling $53,000 and was granted 14,050 shares of common stock, which included 1,250 shares issued on July 1, 2014 with a fair value price of $4.00 per share and 12,800 shares issued on November 3, 2014 with a fair value price of $3.75 per share, of which 311 and 6,400 shares, respectively, remained unvested as of March 31, 2015.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the independent Compensation Committee of the Board and can be amended by such committee, requires each non-management board member to acquire shares of the Company having a value equal to three times his or her annual cash retainer within five years, requires any employee director and the Chief Executive Officer to acquire shares of the Company having a value equal to three times his or her annual salary within five years and requires the Chief Operating Officer to acquire shares of the Company having a value equal to two times his or her annual salary within five years. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. The Policy does not affect the vesting restrictions on any equity awards but supersedes any post-vesting lock-up that is currently applicable to any person covered by the Policy. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.

The Company’s compensation program for the non-employee directors is as follows: each such director receives an annual cash retainer of $48,000 (payable in equal quarterly installments) plus an annual grant for restricted Company common stock under the Company’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) having a value of $48,000 on the grant date (with quarterly vesting).

Effective July 1, 2014, the compensation program also provides for an additional annual cash retainer of $5,000 (payable in quarterly installments) and annual grant of restricted Company common stock under the 2011 Plan having a value of $5,000 on the grant date (with quarterly vesting) for non-employee members of the Audit Committee of the Board (other than the Chair) and an additional annual cash retainer of $7,500 (payable in quarterly installments) and annual grant of restricted Company common stock under the 2011 Plan having a value of $7,500 on the grant date (with quarterly vesting) for a non-employee Chairman of the Audit Committee. Also, effective July 1, 2014, the Chairman of the Board receives an additional cash retainer of $24,000 (payable in equal quarterly installments) plus an additional annual grant for restricted Company common stock under the 2011 Plan having a value of $24,000.

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COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent stockholders were met, with the exception that each of Mr. Deutschman, Mr. Guber, Mr. Karish, Mr. Rogers, Mr. Schaeffer and Mr. Alejandro did not file a report with respect to one transaction on a timely basis and Mr. Stone did not file a report with respect to two transactions on a timely basis.

REPORT OF AUDIT COMMITTEE

The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The functions of our Audit Committee (references in this section to “we” and “our” mean the Audit Committee) are primarily focused on three areas:

•	the adequacy of the internal controls and financial reporting process of Digital Turbine, Inc. (the “Company”) and the reliability of its consolidated financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

We operate under a written charter, which has been approved by the Board of Directors. The Company has made the Audit Committee charter available on its website at http://ir.digitalturbine.com/governance-docs.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of whom has unrestricted access to us. We also appoint the independent registered public accounting firm and review their performance and independence from management. In addition, we review the Company’s financing plans.

Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we held four meetings during fiscal year 2015. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2015, SingerLewak LLP (“SingerLewak”). We discussed with SingerLewak the overall scope and plans for their audit. We also met with SingerLewak, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2015 with management and with SingerLewak.

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We also discussed with SingerLewak matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees (AS 16), as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from SingerLewak required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with SingerLewak their independence from the Company. When considering SingerLewak’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to SingerLewak for audit and non-audit services (primarily tax services).

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2015 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert Deutschman (Chairman)
Christopher Rogers
Paul Schaeffer

Craig Forman

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PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices.

This proposal, commonly known as a “Say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”

Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Board’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

Our audit committee has appointed SingerLewak LLP to audit our accounts for the fiscal year ending March 31, 2016. Such firm, which has served as our independent registered public accounting firm since April 2009, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.

A proposal will be presented at the Annual Meeting to ratify the audit committee’s appointment of SingerLewak as our independent registered public accounting firm. Although stockholder ratification of the audit committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.

A representative of SingerLewak is expected to attend the annual meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Aggregate fees for professional services rendered to us by SingerLewak LLP, our independent registered public accounting firm engaged to provide audits for the fiscal years ended March 31, 2015 and March 31, 2014, were:

	Year Ended March 31, 2015	Year Ended March 31, 2014
Audit fees	$377,284	$408,504
Audit related fees	9,649	—
Tax fees	—	—
All other fees	46,674	132,072
Total	$433,607	$540,576

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories, including but are not limited to M&A and financing.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

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The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of February 18, 2016, there were outstanding approximately 66,074,519 shares of our common stock and 100,000 shares of Series A preferred stock outstanding, which is convertible into 20,000 shares of common stock and votes together with the common stock as a single class (on an as-converted basis). The following table presents information regarding the beneficial ownership of our common stock and preferred stock as of such date by:

•	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

•	Each director;

•	Each named executive officer; and

•	All directors and officers as a group.

	Common Stock
Name and Address of Beneficial Owner (2)	Number of Shares (1)	Percentage of Class(1)

Trident Capital Management-VII, L.L.C. (3) 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301	5,649,864	8.6%
Venrock Management VI, LLC (4) 3340 Hillview Avenue Palo Alto, CA 94304	4,785,160	7.2%
Guber Family Trust (5) c/o Peter Guber 4751 Wilshire Blvd., 3rd Floor Los Angeles, CA 90010	3,921,192	5.0%
B. Riley Capital Management, LLC (6)	3,308,775	5.0%
11100 Santa Monica Boulevard, Suite 800
Los Angeles, CA 90025
William Stone III	689,158	1.0%
Paul Schaeffer (7)	564,889	*
Robert Deutschman (8)	416,056	*
Christopher Rogers	188,698	*
Jeffrey Karish	169,889	*
Craig Forman	143,781	*
Mohan S. Gyani	2,083	*
Andrew Schleimer	385,000	*
Kirstie Brown	176,484	*
All Directors and Executive Officers as a Group (9 individuals) (9)	2,584,555	3.9%

*	Less than 1%

1	Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after January 11, 2016, however, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as specifically indicated in the footnotes to this table, the persons named in this table have sole vote and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Includes shares issuable upon the exercise of stock options that are exercisable within

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60 days of January 11, 2016, as follows: Mr. Stone, 327,078 shares; Mr. Schaeffer, 60,000 shares; Mr. Gyani, 2,083 shares; Mr. Schleimer, 185,000 shares; Ms. Brown, 141,667 shares.

2	Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 1300 Guadalupe St #302, Austin, TX 78701.

3	Based solely on a Schedule 13G filed with the SEC on March 13, 2015, by Trident Capital Management-VII, L.L.C. (“TCM-VII)”), Trident Capital Fund-VII, L.P. (“Fund-VII”), and Trident Capital Fund-VII Principals Fund, L.P. (“Principals-VII”). TCM-VII has sole voting and dispositive power with respect to 5,649,864 shares; Fund-VII is the record holder of and has sole voting and dispositive power with respect to 5,493,611 shares; and Principals-VII is the record holder of and has sole voting and dispositive power with respect to 156,253 shares. TCM-VII is the sole general partner of Fund-VII and Principals-VII and may be deemed to beneficially own 5,649,864 shares.

4	Based solely on a Schedule 13G filed with the SEC on March 12, 2015, by Venrock Management VI, LLC (“VM-VI”), Venrock Partners Management VI, LLC (“VPM-VI”), Venrock Associates VI, L.P. (“VA-VI”), and Venrock Partners VI, L.P. (“VP-VI”). Of such shares, 4,436,799 shares are owned by VA-VI and 348,361 shares are owned by VP-VI. VM-VI, VPM-VI, VA-VI and VP-VI share voting and dispositive power with respect to all 4,785,160 shares. VM-VI is the general partner of VA-VI, and VPM-VI is the general partner of VP-VI.

5	Based solely on a Schedule 13D filed with the SEC on March 17, 2015 by The Guber Family Trust and Peter Guber and a Form 4 filed with the SEC on April 29, 2015 by Mr. Guber. Consists of (i) 212,800 shares held by Mr. Guber, (ii) 3,572,678 shares held by the Guber Family Trust (the “Trust”), of which Mr. Guber serves as a trustee, (iii) 35,714 shares of common stock issuable upon exercise of warrants, and (iv) 100,000 shares of common stock issuable upon the exercise of stock options. Mr. Guber disclaims beneficial ownership of the shares of common stock directly and beneficially owned by the Trust, except to the extent of his pecuniary interest therein.

6	Based solely on a Schedule 13G filed with the SEC on January 21, 2016, by BRC Partners Opportunity fund, LP (“BPOF”), B. Riley Capital Management, LLC (“BRCM”), B. Riley Financial, Inc. (“BRF”), B. Riley & Co., LLC (“BRC”), Robert Antin Children Irrevocable Trust dtd 1/1/01 (“Antin Trust”), and Bryant R. Riley. BROF and BRCM beneficially own and share voting and dispositive power with respect to 2,009,119 shares; BRF beneficially owns and shares voting and dispositive power with respect to 850,671 shares; BRC beneficially owns and shares voting and dispositive power with respect to 44,955 shares; the Antin Trust beneficially owns and shares voting and dispositive power with respect to 200,000 shares; and Bryant R. Riley beneficially owns and sole voting and dispositive power with respect to 204,030 shares and shared voting and dispositive power with respect to 3,104,745 shares. BCRM is the investment advisor and general partner of BPOF. Bryant R. Riley is the CEO of BRCM, Portfolio Manager of BPOF, Chairman of BRF, and BRC, and Trustee of the Antin Trust.

7	Includes 228,254 shares held by the Paul and Judy Schaeffer Living Trust for which Mr. Schaeffer serves as a trustee and disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

8	Includes 294,268 shares held by the Robert and Ellen Deutschman Family Trust, of which Mr. Deutschman is the trustee.

9	Includes 599,162 shares underlying options held by directors and current executive officers included in the group.

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OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

2017 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the fiscal year 2017 annual meeting to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal offices not later than October 19, 2016. Such proposals should be submitted, in writing, to Digital Turbine, Inc., Attn: Corporate Secretary, 1300 Guadalupe Street Suite #302, Austin, TX 78701.

Stockholders wishing to submit proposals for the fiscal year 2017 annual meeting of stockholders outside of Rule 14a-8 may do so. Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, which is January 2, 2017, or a reasonable time before we send our proxy materials for such meeting if the date of the meeting has changed by more than 30 days from the prior year, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual meeting of stockholders, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our annual meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the annual meeting.

By Order of the Board of Directors

William Stone
Chief Executive Officer

Dated: February 11, 2016
Austin, Texas

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 PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DIGITAL TURBINE, INC.

ANNUAL MEETING OF STOCKHOLDERS

MARCH 9, 2016

The undersigned stockholder of DIGITAL TURBINE, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 11, 2016, and hereby appoints each of William G. Stone or Andrew Schleimer, or either of them, as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Digital Turbine, Inc. to be held on Wednesday, March 9, 2016 at 10 a.m., Pacific time, at 11355 W. Olympic Blvd, Los Angeles, CA 90064 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☐	Please mark votes as in this example

1. TO ELECT DIRECTORS

Nominees:

(1) Robert Deutschman	(2) Craig Forman
(3) Jeffrey Karish	(4) Christopher Rogers
(5) Paul Schaeffer	(6) Mohan Gyani
(7) William G. Stone III

☐ FOR NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT

Instructions: To withhold authority to vote for any individual nominee, mark the “For All Nominees Except” box and write that nominee’s name in the space provided above.

2. TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, COMMONLY REFERRED TO AS “SAY-ON-PAY.”	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. TO RATIFY THE SELECTION OF SINGERLEWAK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGITAL TURBINE, INC. FOR THE FISCAL YEAR ENDING MARCH 31, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Signature:	Date:

Signature:	Date:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR APPROVAL OF ADVISORY SAY-ON-PAY PROPOSAL, AND FOR THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGITAL TURBINE, INC. FOR FISCAL YEAR MARCH 31, 2016. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL.